Exhibit 23

                               Jack F. Burke, Jr.
                          Certified Public Accountants
                                                            P.O. Box 15728
                         Hattiesburg, Mississippi, 39404



June 17, 2003

Board of Directors
Urban Television Network Corporation
18505 Highway 377 South
Fort Worth, TX  76126

Re:      Urban Television Network Corporation
         Registration Statement on Form S-8
         (the "Registration Statement")

Board of Directors:

         We have issued our report dated December 17, 2002 accompanying the financial statements of Urban Television Network Corporation on Form 10-KSB for the year ended September 30, 2002. I hereby consent to the incorporation by reference of this report in the Registration Statement of Urban Television Network Corporation on Form S-8.

Signed,

/s/ Jack F. Burke, Jr.
--------------------------
Jack F.Burke, Jr.,  C.P.A.